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                                  EXHIBIT 3.9
                                  -----------

                                  REGULATIONS

                                      OF

                       TELEPHONE BUSINESS MEETINGS, INC.
                       ---------------------------------
                           (A Delaware Corporation)



The following constitutes the regulations and/or bylaws of Telephone Business Meetings, Inc., and shall be effective upon such time and in such manner as set forth below.

                              ARTICLE I - OFFICES
                              -------------------

SECTION 1.  The principal office for the transaction of business of the
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Corporation shall be in the District of Columbia.  The Board of Directors is
hereby granted full power and authority to fix the location of and to change said principal office from one location to another either within or without the District of Columbia.

                           ARTICLE II - SHAREHOLDERS
                           -------------------------

SECTION 1 - ANNUAL MEETINGS.  A meeting of the shareholders shall be held
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annually at the hour and day to be selected by the Board of Directors for the purpose of electing directors and for the transaction of any other business that may properly come before a meeting of shareholders.

SECTION 2 - SPECIAL MEETINGS.  Special meetings of the shareholders may be
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called by the President, the Secretary, the Board of Directors, of the holders of not less than one-fifth of all the outstanding shares entitled to vote.

SECTION 3 - NOTICE OF ANNUAL OR SPECIAL MEETING OF SHAREHOLDERS.  Written or
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printed notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than ten or more than fifty days before the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the records of the Corporation.

SECTION 4 - PLACE OF MEETING.  The directors may designate any place, either
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within or without the District of Columbia unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting of shareholders. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the District of Columbia unless otherwise prescribed by statute, as the place for holding such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.
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SECTION 5 - CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.  For the purpose
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of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the directors of the Corporation may provide that the share transfer books shall be closed for a stated period, but not to exceed in any case fifty days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer books, the directors may fix in advance a date as the record date for any such determination of shareholders entitled to notice of, or to vote at, a meeting of shareholders or shareholders entitled to receive payment of a dividend, such date in any case to be not more than fifty days in advance of such action and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the transfer books are not closed and no such date is fixed by the directors, the date on which notice of the meeting is mailed or the date on which the resolution of the directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

SECTION 6 - VOTING LISTS.  The officer or agent having charge of the share
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transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at that meeting, or any adjournment thereof, arranged in alphabetical order, with the address of the shareholder and the number of shares held by each, which shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at the meeting of shareholders.

SECTION 7 - QUORUM.  A majority of the outstanding shares of the Corporation
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entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than said number of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 8 - PROXIES.  At all meetings of shareholders, a shareholder may vote by
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proxy executed in writing by the pertinent absent shareholder, or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the opening time of the meeting.

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SECTION 9 - VOTING.  Each shareholder entitled to vote in accordance with the
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terms and provisions of the Certificate of Incorporation and these Regulations shall be entitled to one vote, in person or by proxy, for each share entitled to vote held by such shareholder. Upon the demand of any shareholder, the vote for directors and upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote expect as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware.

SECTION 10 - INFORMAL ACTION BY SHAREHOLDERS.  Unless otherwise provided by law,
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any action required to be taken at  meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                       ARTICLE III - BOARD OF DIRECTORS
                       --------------------------------

SECTION 1 - GENERAL POWERS.  The business and affairs of the Corporation shall
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be managed by its Board of Directors.  The directors shall in all cases act as a board, and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation as they may deem proper, but not inconsistent with these Regulations and the laws of the State of Delaware or other relevant jurisdiction.

SECTION 2 - NUMBER, TENURE AND QUALIFICATIONS.  The number of directors of the
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Corporation shall be two (2).  The number of directors of the Corporation may be increased upon the unanimous approval of all directors of the Corporation. Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been duly elected and qualified.

SECTION 3 - REGULAR MEETINGS.  A regular meeting of the directors shall be held
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without notice immediately after, and at the same place as, the annual meeting of shareholders. The directors may provide, by resolution, the time and place for the holding of additional regular meetings without prior notice than that contained in the resolution establishing such regular meetings.

SECTION 4 - SPECIAL MEETINGS.  Special meetings of the directors may be called
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by or at the request of the President or any director.  The person or persons authorized to call special meetings of the directors may fix the place for holding any special meeting of the directors called by them.

SECTION 5 - NOTICE.  Notice of any special meeting shall be given at least ten
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days prior thereto by telephone or by written notice delivered personally or by telegram or mailed to each director, at his business address. If by telephone, such notice shall be deemed to be delivered when personally communicated. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. The attendance of a director at a meeting shall constitute a waiver of

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notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6 - QUORUM.  At any meeting of the directors a majority of the directors
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shall constitute a quorum for the transaction of business, but if less than said number is present at a meeting of majority of the directors present may adjourn the meeting from time to time without further notice.

SECTION 7 - MANNER OF ACTION.  The act of the majority of the directors present
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at  a meeting at which a quorum is present shall be the act of the directors.

SECTION 8 - NEWLY CREATED DIRECTORSHIPS AND VACANCIES.  Any directorship to be
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filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders entitled to vote called for that purpose. Any vacancy occurring in the Board of Directors for any cause other than by reason of an increase in the number of directors may be filled by affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

SECTION 9 - REMOVAL OF DIRECTORS.  Any or all of the directors may be removed
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for cause by vote of the shareholders or by action of the Board.  Directors may be removed without cause only by vote of the shareholders.

SECTION 10 - RESIGNATION.  A director may resign at any time by giving written
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notice to the Board, the President or the Secretary of the Corporation.  Unless
otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board or such officer, and the acceptance of the resignation shall not be necessary to make it effective.

SECTION 11 - COMPENSATION.  No compensation shall be paid to directors, as such,
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for their services, but by resolution of the Board a fixed sum and expenses for actual attendance at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 12 - PRESUMPTION OF ASSENT.  A director of the Corporation who is
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present at a meeting of the directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as a secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

SECTION 13 - EXECUTIVE AND OTHER COMMITTEES.  The Board, by resolution, may
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designate from among its members an executive committee and other committees, each consisting of the directors wishing to serve thereon.

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SECTION 14 - INFORMAL ACTION BY DIRECTORS.  Unless otherwise provided by law,
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any action required to be taken at a meeting of the directors, or any other action which may be taken at a meeting of the directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors entitled to vote with respect to the subject matter thereof.

                             ARTICLE IV - OFFICERS
                             ---------------------

SECTION 1 - NUMBER.  The officers of the Corporation shall be a President, a
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Vice-President, a Secretary and a Treasurer, each of whom shall be elected by the directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the directors.

SECTION 2 - ELECTION AND TERM OF OFFICE.  The officers of the Corporation shall
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be elected annually at the first meeting of the directors held after each annual meeting of the shareholders. Each officer shall hold office until his successor shall be chosen and duly qualified, or until such officer shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3 - REMOVAL.  Any officer of agent elected or appointed by the directors
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may be removed by the directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4 - VACANCIES.  A vacancy in any office because of death, resignation,
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removal, disqualification or otherwise, may be filled by the directors for the unexpired portion of the term.

SECTION 5 - PRESIDENT.  The President shall be the principal executive officer
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of the Corporation and, subject to the control of the directors, shall supervise and control all of the business and affairs of the Corporation. The President shall, when present, preside at all meetings of the shareholders and of the directors. The President may sign, with the Secretary of any other proper officer of the Corporation thereunto authorized by the directors, certificates for shares of the Corporation, deeds, mortgages, bonds, contracts or other documents or instruments where the directors have authorized such documents to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the directors or by these Regulations to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the President and such other duties as may be prescribed by the directors from time to time.

SECTION 6 - VICE-PRESIDENT.  In the absence of the President or in event of
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his/her death, inability or refusal to act, the Vice-President shall perform the duties of the President, and when so acting shall have all of the powers of, and be subject to, all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him/her by the President or by the directors. The President in his/her discretion may choose to act as the Vice-President and thereby serve in dual offices.

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SECTION 7 - SECRETARY.  The Secretary shall keep the minutes of the shareholders
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and of the directors' meetings in one or more books provided for that purpose, see that all notices are duly given in accordance with the provisions of these Regulations or as required, be custodian of the corporate records and of the seal of the Corporation and keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder, have general charge of the share transfer books of the Corporation and in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him/her by the President or by the directors.

SECTION 8 - TREASURER.  If required by the directors, the Treasurer shall give a
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bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the directors shall determine. He/she shall have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with these Regulations and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him/her by the President or by the directors.

SECTION 9 - SALARIES.  The directors from time to time may elect to have the
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Corporation pay salaries to the officers in such amounts as the directors may determine, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

               ARTICLE V - CONTRACTS, LOANS, CHECKS AND DEPOSITS
               -------------------------------------------------

SECTION 1 - CONTRACTS.  The directors may authorize any officer or officers,
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agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2 - LOANS.  No loans shall be contracted on behalf of the Corporation
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and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the directors. Such authority may be general or confined to specific instances.

SECTION 3 - CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the
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payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the directors.

SECTION 4 - DEPOSITS.  All funds of the Corporation not otherwise employed shall
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be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the directors may select.

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            ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER
            -------------------------------------------------------

SECTION 1 - CERTIFICATES FOR SHARES.  Certificates representing shares of the
-----------------------------------
Corporation shall be in such form as shall be determined by the directors. Such certificates shall be signed by the President and by the Secretary or by such other officers authorized by law and by the directors. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the shareholders, number of shares and date of issue shall be entered on the share transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefore upon such terms and indemnity to the Corporation as the directors may prescribe.

SECTION 2 - TRANSFERS OF SHARES.
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(a)  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate; every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office.

(b) The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not is shall have express or other notices thereof, except as expressly provided by the laws of the District of Columbia.

                           ARTICLE VII - FISCAL YEAR
                           -------------------------

The fiscal year of the Corporation shall begin on the first day of January of each year.

                           ARTICLE VIII - DIVIDENDS
                           ------------------------

The directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

                               ARTICLE IX - SEAL
                               -----------------

The directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation, the state of incorporation, and the words "Corporate Seal".

                         ARTICLE X - WAIVER OF NOTICE
                         ----------------------------

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Regulations or under the provisions of the Certificate of Incorporation, a waiver thereof in writing, signed by the person or

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persons entitled to such notice, whether before or after the time stated
therein, shall be deemed equivalent to the giving of such notice.

                            ARTICLE XI - AMENDMENTS
                            -----------------------

These Regulations may be altered, amended or repealed and new regulations may be adopted by a vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual shareholders' meeting without prior notice or at any special shareholders' meeting but only if the proposed amendment has been set out in the notice of such meeting, or by a majority vote of the directors at any duly called meeting, but only if such action does not alter, amend or repeal an alteration, amendment or repeal previously taken by the shareholders.

                 ARTICLE XII - AGREEMENTS OF THE SHAREHOLDERS
                 --------------------------------------------

From time to time, the shareholders of the corporation may establish agreements between them for the increase of capital to the Corporation. Such agreements shall be binding on those shareholders party to such agreements as between themselves, but irrespective of the fact that the beneficiary of such agreements may be the Corporation, no right of enforceability shall exist in any third parties to such agreements, and the Corporation will undertake no action against a shareholder for failure to abide by the terms thereunder.

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